BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

10/17/2022 13:49:49 PM

Work Order Number: W2022101701997 - 2452872
Reference Number: 20222704333
Through Date: 10/17/2022 13:49:49 PM
Corporate Name: oranco

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20190077400	Certificate Pursuant to NRS 78.209 - 08/02/2019	2
20180361488-11	Amendment - 08/15/2018	1
C2625-1977-008	Noncommercial Registered Agent-Statement of Change - 09/16/1999	1
C2625-1977-007	Amendment - 08/06/1998	3
C2625-1977-005	Amendment - 02/04/1998	1
C2625-1977-006	Noncommercial Registered Agent-Statement of Change - 02/04/1998	1
C2625-1977-004	Noncommercial Registered Agent-Statement of Change - 06/17/1980	1
C2625-1977-003	Noncommercial Registered Agent-Statement of Change - 09/05/1979	1
C2625-1977-001	Articles of Incorporation - 06/16/1977	5

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for
Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138
North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified
Certificate Number: B202210213100601
You may verify this certificate
online at http://www.nvsos.gov

Filed in the Office of	Business Number C2625-1977
Barbara K. Cegavske	Filing Number 20190077400
Secretary State Of Nevada	Filed On 8/2/2019 8:46:00 AM
	Number of Pages 1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209 For Nevada Profit Corporations

1. Name of corporation:

Oranco, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of Common Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares of Common Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of Common Stock for every 10 shares of outstanding Common Stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares.

7. Effective date and time of filing: (optional) Date: 08/07/2019 Time: 6:00 am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X 杨鹏

Signature of Officer

President, Secretary, and Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Filed in the Office of
Barbara K. Cegavske
Secretary
State Of Nevada

Business Number	C2625-1977
Filing Number	20190077400
Filed On	8/2/2019 8:46:00 AM
Number of Pages	1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

Oranco, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

500,000,000 shares of Common Stock, par value $0.001 per share.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

50,000,000 shares of Common Stock, par value $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of Common Stock for every 10 shares of outstanding Common Stock

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional shares will be rounded up to the nearest whole number of shares. No stockholders will receive cash in lieu of fractional shares.

7. Effective date and time of filing: (optional) Date: 08/07/2019 Time: 6:00 am

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X 杨鹏

Signature of Officer

President, Secretary, and Director

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Oranco, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

"Article Sixth- Stock" shall be amended as follows:
The total number of shares of Capital Stock that the corporation is authorized to issue is 500,000,000 shares. The aggregate par value of all of said shares is $500,000, and the par value of each such share is $0.001.

The remaining provisions of "Article Sixth- Stock" shall remain the same.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53,121,530

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

262977

CERTIFICATE OF CHANGE OF RESIDENT AGENT AND/OR LOCATION OF REGISTERED OFFICE
(corporations only)

C A FILED

SEP 16 1999

Dean Heller
Secretary of State

Oranco, Inc.
(Name of Corporation)

The change(s) below is (are) effective upon the filing of this document with the Secretary of State.

Reason for Change: (check one) ☒ Change of Resident Agent ☐ Change Location of Registered Office

The former resident agent and/or location of the registered office was:

Resident Agent: Denise Williams
Street No.: 2485 Eastlake Blvd.
City: Carson City NV 89704

The resident agent and/or location of the registered office is changed to:

Resident Agent: Gateway Enterprises, Inc. 34766
Street No.: 3230 E. Flamingo Road, Suite 156
City: Las Vegas, NV 89121

NOTE: For a corporation to file this certificate, the signature of one officer is required. The certificate does not need to be notarized.

Vicki Riche / Secretary
(Signature/Title)

Certificate of Acceptance of Appointment by Resident Agent: I, Gateway Enterprises, Inc. hereby accept the appointment as Resident Agent for the above-named business entity.

[signature] V.P.
(Signature of Resident Agent)

7-22-99
(Date)

NOTE: The fee is $15.00 for filing either a certificate of change of location of the registered office or a new designation of resident agent.

File with the Secretary of State, Capitol Complex, Carson City, Nevada 89710 (Rev.12-95)

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

AUG 06 1998
No. C2625-77
DEAN HELLER, SECRETARY OF STATE

(R) Receipt No. FY9900006720
WORLD CREST SERVICES
08/06/1998 Current Balance 585.00
Printed By SSH
($100)

CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION OF ORANCO, INC.

We the undersigned, John Riche, President, Vicki Riche, Treasurer and Deborah Schreib, Secretary of Oranco, Inc., do hereby certify:

That the Board of Directors of said corporation at a meeting duly convened, held on the 10th day of June, 1997 adopted a resolution to amend the original articles as follows:

Article IV which presently reads as follows:

ARTICLE FOURTH
Directors

The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

Is hereby amended to read as follows:

ARTICLE FOURTH
DIRECTORS

The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Business Corporation Act provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

Article VI which presently reads as follows:

ARTICLE SIXTH
Stock

The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

Is hereby amended to read as follows:

ARTICLE VI
AUTHORIZED CAPITAL STOCK

The total authorized capital stock of the Corporation is 100,000,000 shares of Common Stock, with a par value of $0.001 (1 mil). All stock when issued shall be deemed fully paid and non-assessable. No cumulative voting, on any matter to which Stockholders shall be entitled to vote, shall be allowed for any purpose.

The authorized stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

THE FOLLOWING NEW ARTICLES ARE HEREBY ADOPTED

ARTICLE VII
COMMON DIRECTORS

As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

ARTICLE VIII
LIABILITY OF DIRECTORS AND OFFICERS

No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300

ARTICLE IX
ELECTION REGARDING NRS 78.378 - 78.3793 and 78.411-78.444

This Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including 78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. This Articles may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to this article shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in this Article only applies to any attempted amendment to this Article.

The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 99,000; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

John Riche
John Riche
President

Vicki M Riche
Vicki Riche
Treasurer

Deborah Schreib
Deborah Schreib
Secretary

State of Utah
County of Salt Lake

On JUNE 10th, 1997, personally appeared before me, a Notary Public, John Riche, Vicki Riche and Deborah Schreib who acknowledged that they executed the above instrument.

NOTARY PUBLIC
JACKIE LONG
4700 South 900 East #41B
Holladay, UT 84117
My Commission Expires
April 24, 2002
STATE OF UTAH

Jackie Long
Notary Public

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

FEB 04 1998

No. C7625-77

DEAN HELLER, SECRETARY OF STATE

STATE OF NEVADA
OFFICE OF THE SECRETARY OF STATE
State Capitol Complex
Carson City, Nevada 89710

(R) Receipt No. FY9800043786
DENISE M. WILLIAMS
02/05/1998 Balance 7270.00
Printed By SH

Certificate of Revival Pursuant to NRS 78.730

(Read instructions on reverse side) (Please remit with at least one copy)

1. Name of the corporation: ORANCO, INC.
(name must appear exactly the same as last recorded in this office)

2. The name and address of the corporation's resident agent:

Denise Williams
2485 Eastlake Blvd
Carson City, NV 89704
(physical address of Resident Agent)

(mailing address, if different from physical)

3. The date when the revival of the charter is to commence or be effective, which may be, before the date of the certificate: 1-30-98.

4. Indicate whether or not the revival is to be ~~perpetual, and, if~~ not perpetual, the time for which the revival is to continue. The corporation's existence shall be: PERPETUAL or ______.
(Time for which the revival is to continue)

5. The undersigned declare that the corporation desires to revive its corporate charter and is, or has been, organized and carrying on the business authorized by its existing or original charter and amendments thereto, and desires to continue through revival its existence pursuant to and subject to the provisions of this chapter.

6. The names and addresses of the president, secretary and treasurer and all of the corporation's directors are as follows:

John W. Riche 6595 S.W. Cherryhill Dr., Beaverton, Oregon 97008
(president) (address)

Vicki M. Riche 6595 S.W. Cherryhill Dr., Beaverton, Oregon 97008
(secretary) (address)

Vicki M. Riche 6595 S.W. Cherryhill Dr., Beaverton, Oregon 97008
(treasurer) (address)

(director) (address)

(director) You may attach additional pages, if necessary

The undersigned declare that they have obtained written consent of all the stockholders of the corporation and the unanimous consent was secured and that they are the person(s) designated or appointed by the stockholders of the corporation to revive the corporation.

Vicki M Riche
(signature)

(signature)

State of Utah County of S.L.C.
Signed and sworn to (or affirmed) before me on ______
by ______ (name)
______ (name)
Stallone Harney (Notarial Officer)

NOTARY PUBLIC
STATE OF UTAH
My Commission Expires
December 28, 1999
CHALISE HANEY
4700 S 900
Salt Lake UT 84117

ARTICLES OF INCORPORATION

OF

ORANCO, INC.

FILED AT THE REQUEST OF

Joseph R. Laird, Jr.
Law Offices
16055 Ventura Blvd.
Suite 625
Encino, California 91436

June 16, 1977
(DATE)

Wm. D. Swackhamer

WM. D. SWACKHAMER, SECRETARY OF STATE

(BY) DEPUTY SECRETARY OF STATE

No. 2625-77

FILING FEE $ 25.00

324

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
STATE OF NEVADA

JUN 16 1977

WM. SWACKHAMER - SECRETARY OF STATE

2625-77

ARTICLES OF INCORPORATION

OF

ORANCO, INC.

For the purpose of forming this corporation under the laws of the State of Nevada, the undersigned incorporators hereby state:

ARTICLE FIRST

Name

The name of the corporation is:

Oranco, Inc.

ARTICLE SECOND

Purposes and Duration

The purposes for which the corporation is formed are:

(a) To engage in any lawful business activity from time to time authorized or approved by the board of directors of this corporation;

(b) To act as principal, agent, partner or joint venturer or in any other legal capacity in any transaction;

(c) To do business anywhere in the world; and

(d) To have and exercise all rights and powers from time to time granted to a corporation by law.

The above purpose clauses shall not be limited by reference to or inference from one another, but each purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

The duration of this corporation shall be perpetual.

ARTICLE THIRD

Location

The county in the State of Nevada where the principal office for the transaction of the business of the corporation is located is the County of Clark, and the address of the principal office is: 3890 South Swenson, Suite 100, Las Vegas, Nevada, 89109.

ARTICLE FOURTH

Directors

The number of directors of the corporation is three until changed by an amendment of these Articles of Incorporation or a by-law duly adopted by the shareholders of the corporation.

ARTICLE FIFTH

Names of First Directors and Incorporators

The names and addresses of the persons who are appointed to act as first directors of the corporation, who are also the incorporators, are:

Joseph R. Laird, Jr.
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Kenneth J. Fisher
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

Patricia J. Laird
3890 South Swenson, Suite 100
Las Vegas, Nevada 89109

ARTICLE SIXTH

Stock

The corporation is authorized to issue only one class of stock, which shall be designated Capital Stock.

The total number of shares of Capital Stock that the corporation is authorized to issue is 100,000 shares. The aggregate par value of all of said shares is $25,000.00, and the par value of each such share is $0.25.

IN WITNESS WHEREOF, the undersigned incorporators, who are also the first directors of the corporation, have executed these Articles of Incorporation on June 7, 1977.

Joseph R. Laird, Jr.

Kenneth J. Fisher

Patricia J. Laird

STATE OF CALIFORNIA)
) SS.
COUNTY OF LOS ANGELES)

On this 7th day of June, 1977, before me, the undersigned, a Notary Public in and for the said County and State, residing therein, duly commissioned and sworn, personally appeared Joseph R. Laird, Jr., Kenneth J. Fisher, and Patricia J. Laird, known to me to be the persons whose names are subscribed to the within Articles of Incorporation, and acknowledged to me that they executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

OFFICIAL SEAL
NOTARY PUBLIC - CALIFORNIA
LOS ANGELES COUNTY
My comm. expires SEP 21, 1980

Notary Public

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Copy Request Exception List

Copy Request Filing Date: 10/17/2022
Work Order Item Number: W2022101701997
Copy Request Number: 2452872

Online images for the following document numbers were unavailable and are not included with this request. Copies of these documents will be delivered at a later date under a separate cover. We apologize for any inconvenience.

Filing Date/Time	Filing Number	Transaction Type	Doc ID	Expected Number of Pages	Number Of Pages Found
02/04/1998	C2625-1977-006	Noncommercial Registered Agent-Statement of Change	16315390	1	0
06/17/1980	C2625-1977-004	Noncommercial Registered Agent-Statement of Change	15900612	1	0
09/05/1979	C2625-1977-003	Noncommercial Registered Agent-Statement of Change	16085933	1	0